Exhibit 99.2

Archer Announces Fourth Quarter and Full Year 2021 Results

PALO ALTO, CA, March 14, 2022 - Archer Aviation Inc. (NYSE: ACHR) today announced operating and financial results for the fourth quarter and full year ended December 31, 2021. The Company has issued a shareholder letter discussing its fourth quarter and full year 2021 operating and financial results, as well as its outlook. The shareholder letter may be accessed on the Company’s Investor Relations website.

Commenting on fourth quarter results, Brett Adcock, Archer’s Co-Founder & Co-CEO said:

“Archer has successfully achieved all of its stated 2021 milestones and remains on track to achieve its 2022 milestones, as outlined in our shareholder letter. Our business has considerable momentum, and we are continuing to invest in research and development, add talent and build the infrastructure necessary to commercialize our business. This will enable us to grow, deliver financial results and create real value for our shareholders.”

Key Archer operating highlights from the fourth quarter and full year 2021 include:

●	Maker Update: Maker’s first hover flight was successfully executed with a performance in line with expectations. As a reminder, Maker is Archer’s full-scale demonstrator eVTOL aircraft, which will inform the design and build of Archer’s production aircraft.
●	Production Aircraft Update: The production aircraft, designed to carry up to 4 passengers and a pilot, is intended to be used for commercial operations. After completing the Conceptual Design Review process for Archer’s production aircraft in October 2021, the Company is currently progressing towards its Preliminary Design Review milestone.
●	FAA Certification Update: In November of 2021, Archer formally received its Special Airworthiness Certificate from the FAA on Maker, allowing it to begin conducting test flights. Separately, the Company continues to focus on finalizing its G-2 Issue Paper, which will set forth the means of compliance with the certification basis established in its G-1 Issue Paper last Fall. The Company remains on track to achieve this milestone in 2022.
●	Additions to World Class Team: Our team was able to go from design, to Maker’s first hover flight in just two-years! We continue to add to our already world class team, with recent key leadership additions to our battery, powertrain and finance teams. Additionally, we continue to build out our Board of Directors and Technical Advisory Board with leading industry talent.

Fourth Quarter and Full Year 2021 Financial Results

	Q4 2021 (GAAP)		Q4 2021 (Non-GAAP)		FY 2021 (GAAP)		FY 2021 (Non-GAAP)
Total Operating Expenses	$53M		$33M		$358M		$110M
Net Loss	$(43M	)	NA		$(348M	)	NA
Adjusted EBITDA	N/A		$(32M	)	N/A		$(108M	)
Cash & Cash Equivalents	$747M		N/A		$747M		N/A

Q1 2022 Financial Estimates

Archer’s financial estimates for Q1 2022 are as follows:

●	GAAP total operating expense of $58 million to $64 million
●	Non-GAAP total operating expense of $33 million to $39 million
○	This reflects expected stock-based compensation and warrant expense of approximately $25 million

We have not reconciled our non-GAAP total operating expense estimates because certain items that impact non-GAAP total operating expense are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a significant impact on our future GAAP financials. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

Conference Call Details

Archer will be conducting its earnings conference call at 5:00 p.m. ET / 2:00 PM PT today. A live webcast of this call can be accessed on Archer’s investor relations website at investors.archer.com or to listen to the conference call, dial 844-200-6205 (domestic) or +1 929-526-1599 (international), and enter the access code 478173.

About Archer

Archer’s mission is to advance the benefits of sustainable air mobility. Archer’s goal is to move people throughout the world's cities in a quick, safe, sustainable, and cost-effective manner. Archer is designing and developing electric vertical takeoff and landing aircraft for use in urban air mobility networks. Archer's team is based in Palo Alto, CA.

To learn more, visit www.archer.com.

For Investors

investors@archer.com

For Media

Louise Bristow

louise.bristow@archer.com

archer@launchsquad.com

Source: Archer

Text: ArcherIR

Forward Looking Statements

This press release includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2022, our business strategy and plans, including the pace at which we intend to design, develop, certify and bring to market our planned eVTOL aircraft, the anticipated timing to complete Maker’s first full transition flight, and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the urban air mobility and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics, including the COVID-19 pandemic, on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC.

Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in, our Quarterly Report on Form 10-Q relating to our third quarter 2021 results filed with the SEC on November 12, 2022, our Annual Report on Form 10-K relating to our full year 2021 results to be filed with the SEC, and our other SEC filings, which are available on investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Reconciliation of Selected GAAP To Non-GAAP Results for Q4 2021 And FY 2021

Reconciliation of Operating Expenses (in millions): A reconciliation of operating expenses to non-GAAP operating expenses for the three months and year ended December 31, 2021 is set forth below.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2021	2021
Operating expenses	$(53.3)	$(358.3)
Adjusted to exclude the following:
FCA warrant expense (1)	1.3	7
Other warrant expense (2)	–	117.3
Stock-based compensation (3)	18.9	123.6
Adjusted operating expenses	$(33.1)	$(110.4)

1)	Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company.
2)	Amounts include non-cash warrant expense for the vesting of warrants issued in conjunction with the execution of Purchase Agreement, Collaboration Agreement, and Warrant Agreement with United Airlines Inc.
3)	Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.

Reconciliation of Adjusted EBITDA: A reconciliation of net loss to adjusted EBITDA for the three months and year ended December 31, 2021 is set forth below.

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2021	2021
(In millions)
Net loss and comprehensive loss	$(43.3)	$(347.8)
Adjusted to exclude the following:
Change in fair value of warrant liability (1)	(10.5)	(10.4)
FCA warrant expense (2)	1.3	7.0
Other warrant expense (3)	-	117.3
Depreciation and amortization expense	0.5	1.3
Stock-based compensation (4)	18.9	123.6
Interest Expense	0.7	1.0
Adjusted EBITDA	$(32.4)	$(108.0)

1)	Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities.
2)	Amounts include non-cash warrant costs, classified as research and development expense, for the warrants issued to FCA and FCA Italy.
3)	Amounts include non-cash warrant expense for the vesting of warrants issued in conjunction with the execution of the Purchase Agreement, Collaboration Agreement, and Warrant Agreement with United Airlines Inc.
4)	Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance.

In assessing our business during the quarter and full year ended December 31, 2021, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below:

Stock-based Compensation Expense: We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies.

Warrant Expense and Gains or Losses from Revaluation of Warrants. Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense.

Each of the non-GAAP financial measures presented in this release should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only.

Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this release.

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